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                                                                    EXHIBIT 10rr


                                 AMENDMENT NO. 3
                                       TO
                         BRUSH ENGINEERED MATERIALS INC.
              DEFERRED COMPENSATION PLAN FOR NONEMPLOYEE DIRECTORS
                         (AS AMENDED AS OF MAY 16, 2000)


                                    RECITALS


         WHEREAS, Brush Engineered Materials Inc. (the "Company") has adopted the Brush Engineered Materials Inc. Deferred Compensation Plan for Nonemployee Directors (As Amended as of May 16, 2000) and as further amended by Amendment No. 1 and Amendment No. 2 (the "Plan").

         WHEREAS, the American Jobs Creation Act of 2004, P.L. 108-357 (the "AJCA") added a new Section 409A to the Internal Revenue Code of 1986, as amended (the "Code"), which significantly changed the Federal tax law applicable to "amounts deferred" under nonqualified deferred compensation plans after December 31, 2004; and

         WHEREAS, pursuant to the AJCA, the Secretary of the Treasury and the Internal Revenue Service will issue proposed, temporary or final regulations and/or other guidance with respect to the provisions of new Section 409A of the Code (collectively, the "AJCA Guidance").

         WHEREAS, the AJCA Guidance has not yet been issued.

         WHEREAS, the Company now desires to amend the Plan (this "Amendment No. 3") which amendment is intended to (1) allow amounts deferred prior to January 1, 2005 to qualify for "grandfathered" status and continue to be governed by the law applicable to nonqualified deferred compensation prior to the addition of Code Section 409A (as specified in the Plan as in effect before the adoption of this Amendment No. 3), (2) suspend future contributions to the Plan and (3) eliminate Section 5.6 of the Plan, providing for special distribution; and
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         WHEREAS, the Governance Committee of the Board of Directors of the
Company has approved this Amendment No. 3.

                                    AMENDMENT

         NOW, THEREFORE, the Plan is hereby amended by this Amendment No. 3, effective as of January 1, 2005, as follows:

         1. Article I of the Plan is hereby amended by designating the existing text as Section 1.1 (to be captioned "Purpose") and adding a new Section 1.2 after the end thereof, to read as follows:

                  "1.2. American Jobs Creation Act (AJCA).

                           (a) It is intended that the Plan (including any
                  amendments thereto) comply with the provisions of Section 409A of the Code, as enacted by the AJCA, so as to prevent the inclusion in gross income of any amount credited to a Director's Deferred Compensation Account hereunder in a taxable year that is prior to the taxable year or years in which such amounts would otherwise be actually distributed or made available to the Director. The Plan shall be administered in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto (collectively with the AJCA, the "AJCA Guidance"). Any Plan provision that would cause the Plan to fail to satisfy Section 409A of the Code (including, without limitation, any provisions of this Amendment No. 3) shall have no force and effect until amended to comply with Code Section 409A (which amendment may be retroactive to the extent permitted by the AJCA Guidance).

                           (b) Notwithstanding anything in the Plan to the
                  contrary, no compensation reductions under Article III or contributions under Article IV are permitted effective January 1, 2005.

         2.       Section 2.8 of the Plan should be amended to read as follows:

                  " 'Plan' shall mean the 1992 Brush Engineered Materials Inc. Deferred Compensation Plan for Nonemployee Directors, as amended from time to time."

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         3.       Section 5.6 of the Plan is deleted in its entirety.

         4. Except as amended by this Amendment No. 3, the Plan shall remain in full force and effect.


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